Exhibit 10.28

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT dated August 30, 2012 (this “Amendment”) to the Employment Agreement (the “Agreement”) made effective as of July 31, 2009 between Mediware Information Systems, Inc., a New York corporation (the “Company”), and Alan Wittmer (the “Grantee”). Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, pursuant to Section 3.2 of the Plan, subject to the provisions of the Plan, the Compensation Committee of the Board of Directors has the authority and discretion to establish the terms, conditions, performance criteria, restrictions and other provisions of any award granted under the Plan; and

WHEREAS, the Company and the Grantee desire to amend Section 3(d)(i)(c) of the Agreement, as hereinafter provided.

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which hereby is acknowledged, the parties agree as follows:

1.           Section 3(d)(i)(c) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

d.           Up to 8,334 options (or a pro rata portion) thereof) shall vest on August 30, 2012 if, but only if, the Executive achieves performance objectives as established by the Board of Directors.

2.           Except as set forth in this Amendment, each and every provision of the Agreement in effect on the date hereof shall remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written by the Company and the Grantee.

MEDIWARE INFORMATION SYSTEMS, INC.

By: ______________________________
Name:
Title:

_____________________________
Alan Wittmer

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